DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
E0220362006-8
Document Number:
20060182588-70

Date Filed:
3/23/2006 3:56:04 PM
In the office of

Dean Heller
Secretary of State

Articles of Incorporation
(PURSUANT TO NRS 78)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	CHAMELEON GEMS INC.
2. **Resident Agent Name and Street Address:** *(must be a Nevada address where process may be served)*	CSC Services of Nevada, Inc. Name 502 East John Street, Carson City, NEVADA 89706 Street Address, City, Zip Code Optional Mailing Address, City, State, Zip Code
3. **Shares:** *(number of shares corporation authorized to issue)*	Number of shares with par value: 75,000,000 Par value: $ .001 Number of shares without par value:
4. **Names & Addresses, of Board of Directors/Trustees:** *(attach additional page if there is more than 3 directors/trustees)*	1. ESTHER L. BRINER Name 510-999 WEST HASTINGS ST., VANCOUVER,BC, CN, V6C 2W2 Street Address, City, State, Zip Code 2. Name Street Address, City, State, Zip Code 3. Name Street Address, City, State, Zip Code
5. **Purpose:** *(optional-see instructions)*	The purpose of this Corporation shall be:
6. **Names, Address and Signature of Incorporator:** *(attach additional page if there is more than 1 incorporator)*	CSC SERVICES OF NEVADA, INC. Name Signature 502 E JOHN STREET, CARSON CITY, NV, 89706 Address, City, State, Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. CSC Services of Nevada, Inc. By: 3/23/06 Authorized Signature of R.A. or On Behalf of R.A. Company Date

This form must be accompanied by appropriate fees.